                                                                      Exhibit 12

          COMPUTATIONS OF THE RATIOS OF EARNINGS TO FIXED CHARGES AND
       EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                (In Thousands)

                                                                                     Historical
                                              -------------------------------------------------------------------------------------
                                                                               Year ended December 31,
                                                1992                1993                1994                1995            1996
                                                ----                ----                ----                ----            ----
Fixed charges
  Interest Expense                              $ 4,639             $ 4,619             $ 5,778             $ 6,555         $11,826
  Rental expense included in fixed charges          104                 108                  99                 132             388
                                                -------             -------             -------             -------         -------
     Total fixed charges                          4,743               4,727               5,877               6,687          12,214
                                                -------             -------             -------             -------         -------
Earnings:
  Pre-tax (loss) income                           4,214               4,519               2,614               8,487           1,618
  Plus: fixed charges                             4,743               4,727               5,877               6,687          12,214
                                                -------             -------             -------             -------         -------
     Total earnings                             $ 8,957               9,246             $ 8,491             $15,174         $13,832
                                                -------             -------             -------             -------         -------

Ratio of earnings to fixed charges                  1.9                 2.0                 1.4                 2.3             1.1
                                            ========================================================================================

Total fixed charges                             $ 4,743             $ 4,727             $ 5,877             $ 6,687         $12,214
Preferred stock dividend requirements                 7                 103                 232                  75               0
                                                -------             -------             -------             -------         -------
Total combined fixed charges and
  preferred stock dividends                     $ 4,750             $ 4,830             $ 6,109             $ 6,762         $12,214
                                                -------             -------             -------             -------         -------

Ratio of earnings to combined fixed
  charges and preferred stock dividends             1.9                 1.9                 1.4                 2.2             1.1
                                            ========================================================================================

                                                   Historical                                           Pro Forma
                                            --------------------                     -----------------------------------------------
                                                Six Months Ended                        Year ended                 Six Months Ended
                                                  June 30, 1997                      December 31, 1996               June 30, 1997
                                                  -------------                      -----------------               -------------
Fixed charges
  Interest Expense                                     $  9,265                                $30,801                      $15,254
  Rental expense included in fixed charges                  299                                    672                          444
                                                       --------                                -------                      -------
     Total fixed charges                                  9,564                                 31.473                      $15,698
                                                       --------                                -------                      -------
Earnings:
  Pre-tax (loss) income                                (10,566)                                (2,622)                      (1,336)
  Plus: fixed charges                                     9,564                                 31,473                       15,698
                                                       --------                                -------                      -------
                                                       $(1,002)                                $28,811                      $14,362
     Total earnings                                    --------                                -------                      -------

Ratio of earnings to fixed charges                        --(a)                                    0.9(a)                    0.9(a)
                                            ========================================================================================

Total fixed charges                                    $  9,564                                $31,473                      $15,698
Preferred stock dividend requirements                         0                                  5,802                        2,807
                                                       --------                                -------                      -------
Total combined fixed charges and
  preferred stock dividends                            $  9,564                                $37,275                      $18,505
                                                       --------                                -------                      -------

Ratio of earnings to combined fixed
  charges and preferred stock dividends                   --(b)                                 0.8(b)                       0.8(b)
                                            ========================================================================================

(a) Earnings were insufficient to cover fixed charges by $10.6 million for the six months ended June 30, 1997. Pro forma earnings were insufficient to cover fixed charges by $2.7 million and $1.3 million for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.
(b) Earnings were insufficient to cover combined fixed charges and preferred stock dividends by $10.6 million for the six months ended June 30, 1997. Pro forma earnings were insufficient to cover combined fixed charges and preferred stock dividends by $8.5 million and $4.1 million for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.